PennantPark Investment Corporation Announced Results of a Special Meeting of Stockholders

NEW YORK, NY -- (Marketwire - August 25, 2009) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) held a special meeting of stockholders today. Two items were submitted for stockholder approval. Stockholders approved both of the proposals during the meeting.

The items voted upon included a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of the Company's Common Stock during the next 12 months at a price below the Company's then current net asset value per share, subject to certain limitations described in the proxy statement; and a proposal to authorize the Company to sell or otherwise issue pursuant to such authority from time to time long-term warrants or securities to subscribe for or convertible into shares of the Company's Common Stock, subject to certain limitations described in the proxy statement.

PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, the Company may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

For More Information Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at: www.pennantpark.com